UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 9, 2008

CHINA SKY ONE MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-26059	87-0430322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1706, No. 30 Di Wang Building, Gan Shui Road, Nandang District, Harbin, People’s Republic of China 150001
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	86-451-53994073 (China)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As of June 9, 2008, Harbin Tian Di Ren Medical Science and Technology Company, a limited liability company organized under the laws of the People’s Republic of China (“TDR”), which is a wholly-owned subsidiary of American California Pharmaceutical Group, Inc., a California corporation wholly-owned by China Sky One Medical, Inc., a Nevada corporation (the “Registrant”), entered into a Merger and Acquisition Agreement (the “Acquisition Agreement”) with Peng Lai Jin Chuang Company, a corporation organized under the laws of the People’s Republic of China (“Peng Lai”), which was recently organized to develop, manufacture and distribute pharmaceutical, medicinal and diagnostic products in the PRC. Pursuant to the Acquisition Agreement, TDR shall acquire all of the assets of Peng Lai in consideration for an aggregate of approximately (i) US$2.5 million in cash, and (ii) US$4.6 million of shares of common stock of the Registrant. The acquisition, which is subject to the Registrant’s due diligence review of Peng Lai, is expected to close on or before June 30, 2008.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Acquisition Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

A copy of the Registrant’s press release issued on June 11, 2008 regarding entry into the Acquisition Agreement is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit No.	Description

10.1	Acquisition Agreement

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SKY ONE MEDICAL, INC.
(Registrant)

Date:	June 11, 2008	By:	/s/ Liu Yan Qing
Liu Yan Qing
Chairman, Chief Executive Officer and President